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                                                      Exhibit 5.1


June 12, 1998

Sunquest Information Systems, Inc.
1407 Eisenhower Boulevard
Johnstown, PA  15904-3217

Re: Form S-8 Registration Statement Relating to the Stock Incentive Plan
    of 1996, as amended
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Ladies and Gentlemen:

As your counsel, we have assisted in the preparation of the above-referenced Registration Statement on Form S-8 (the "Registration
Statement") for filing with the Securities and Exchange
Commission pursuant to the Securities Act of 1933, as amended
(the "Act"), and the rules and the regulations thereunder.

The Registration Statement relates to 1,300,000 shares of Common Stock, no par value per share (the "Common Stock"), of Sunquest Information Systems, Inc. which will be issued pursuant to the Sunquest Information Systems, Inc. Stock Incentive Plan of 1996, as amended (the "Plan"). We have examined the Company's Amended and Restated Articles of Incorporation, the Company's Amended and Restated Bylaws, minutes and such other documents, and have made such inquiries of the Company's officers, as we deemed appropriate. In our examination, we have assumed the genuiness of all signatures, the authenticity of all items submitted to us as originals, and the conformity with originals of all items submitted to us as copies.

Based upon the foregoing, it is our opinion that the Company's
Common Stock originally issued by the Company to eligible participants through the Plan, when issued and delivered as contemplated by the Plan, will be validly issued, fully-paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


Very truly yours,


/s/ Morgan, Lewis & Bockius LLP
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MORGAN, LEWIS & BOCKIUS LLP
Counselors at Law